EXHIBIT 13

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT is entered into as of April 26, 2011, by and among the parties signatories hereto. The undersigned hereby agree that the Amendment No. 3 to the Statement on Schedule 13D/A with respect to the shares of Common Stock, par value $0.0001 per share, of Synutra International, Inc., a Delaware corporation, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By: Warburg Pincus IX LLC, its General Partner,
By: Warburg Pincus Partners, LLC, its Sole Member,
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS IX LLC

By: Warburg Pincus Partners, LLC, its Sole Member,
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS PARTNERS, LLC

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS & CO.

By:	/s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS LLC

By:	/s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Managing Director

CHARLES R. KAYE

By:	/s/ Charles R. Kaye
Name: Charles R. Kaye
By: Scott A. Arenare, Attorney-in-Fact*

JOSEPH P. LANDY

By:	/s/ Joseph P. Landy
Name: Joseph P. Landy
By: Scott A. Arenare, Attorney-in-Fact**

* Power of Attorney given by Mr. Kaye was previously filed with the Commission on March 2, 2006 as an exhibit to the Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the Commission on March 2, 2006 as an exhibit to the Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.